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                                                         Exhibit 99.2


For release:   IMMEDIATELY

Contact:       Charles M. Johnston, Chief Financial Officer
               Commonwealth Bancorp, Inc.
               (610) 313-2189

    COMMONWEALTH BANCORP, INC. INCREASES QUARTERLY DIVIDEND

Norristown, PA, March 16, 1999 - Commonwealth Bancorp, Inc. (NASDAQ: CMSB) announced today that its Board of Directors has declared a cash dividend of $0.09 per share of common stock. This represents a 13% increase over the previous quarterly dividend amount. The dividend is payable on April 9, 1999, to shareholders of record at the close of business on March 26, 1999.

Commonwealth Bancorp, Inc., with consolidated assets of $2.3 billion, is the holding company for Commonwealth Bank, which has 61 branches throughout south-east Pennsylvania. ComNet Mortgage Services, a division of Commonwealth Bank, has offices in Pennsylvania, New Jersey, Rhode Island, and Virginia. ComNet operates under the trade name of Homestead Mortgage in Maryland.
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